UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2018

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2018, Radiant Logistics, Inc. (the “Company”, “we” or “us”) appointed John W. Sobba, to serve as its Senior Vice-President and General Counsel. Before his appointment, Mr. Sobba (age 62), was in a private law practice from 2008 to 2018, handling a number of general commercial, real estate and business matters for clients within the technology, transportation, outdoor gear and apparel industries. Prior to this, Mr. Sobba was in the private practice of law with the law firms of Dorsey & Whitney and later with Foster Pepper, from 2004 through 2008. From 1988 through 2004, Mr. Sobba served as divisional or general counsel for a number of privately-held and public companies. He earned a Bachelor of Arts degree from the University of Oregon, a Juris Doctor from Seattle University, a Masters in Taxation from Boston University and a Masters of Business Administration from the University of Washington.

We have entered into an Employment Agreement with Mr. Sobba (“Employment Agreement”) setting forth the terms and conditions of his employment. Pursuant to the Employment Agreement, we will pay Mr. Sobba an annual base salary of $200,000, subject to annual evaluation and adjustment. Incentive compensation will be awarded to Mr. Sobba under the Company’s general management compensation plans, based upon achievement of corporate and individual objectives at the discretion of our audit and executive oversight committee.

In addition to customary employment benefits that are broadly provided to our employees, such as participation in our stock option plans and life insurance, hospitalization, major medical and other health benefits, Mr. Sobba is entitled to six (6) months of severance in the form of salary continuation payments in the event his employment is terminated as a result of his death or disability, or by us other than for cause; or twelve (12) months of severance if within nine (9) months following a “Change of Control”, he voluntary terminates his employment for “Good Reason” or his employment is terminated by us other than for cause. For the purposes of the Employment Agreement, a “Change of Control” shall be deemed to occur if there occurs a sale, exchange, transfer or other disposition of substantially all of our assets to another entity, except to an entity controlled directly or indirectly by us, or a merger, consolidation or other reorganization in which we are not the surviving entity, or a plan of liquidation or dissolution of us other than pursuant to bankruptcy or insolvency laws. For the further purpose of the Employment Agreement, “Good Reason” shall be deemed to occur upon either (i) a breach of the Employment Agreement by us, or (ii) a reduction in salary without Mr. Sobba’s consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other similarly situated employees.

The description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Exhibit

(d)	Exhibit.

No.	Description

10.1	Employment Agreement between the Company and John W. Sobba dated April 27, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: May 11, 2018	By:	/s/ Bohn H. Crain
Bohn H. Crain
Chief Executive Officer